                                                                  Exhibit 99.4


                            FIRST BANK & TRUST, S. B.
                            206 SOUTH CENTRAL AVENUE
                              PARIS, ILLINOIS 61944
                                 (217) 465-6381

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                       To be held on ______________, 2001

     NOTICE IS HEREBY GIVEN that a special meeting of members of First Bank & Trust, S. B. will be held at ____________________, ________________,
____________, Illinois, at _____ a.m., Eastern Time, on ____________, 2001, to
consider and vote upon:

          (1) The Plan of Conversion pursuant to which First Bank will reorganize into the stock holding company form of organization as a wholly owned subsidiary of a stock holding company, First BancTrust Corporation, and other transactions provided for in the Plan of Conversion, including the adoption of new Illinois Stock Charter and Bylaws for First Bank; and

          (2) Such other business as may properly come before the special meeting or any adjournment. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

     The Board of Directors has fixed ____________, 2001 as the voting record date for the determination of members of First Bank entitled to notice of and to vote at the special meeting and at any adjournment of the special meeting. Only those members of First Bank of record as of the close of business on the voting record date will be entitled to vote at the special meeting or any postponement or adjournment. The Plan of Conversion must be approved by the affirmative vote of at least a majority of the amount of votes entitled to be cast at the special meeting. If there are not sufficient votes for approval of the Plan of Conversion at the time of the special meeting, the special meeting may be postponed or adjourned to permit further solicitation of the proxies. THE FOLLOWING PROXY STATEMENT AND THE ATTACHED PROSPECTUS CONTAIN A MORE DETAILED DESCRIPTION OF THE PROPOSED REORGANIZATION.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR VOTE WILL BE COUNTED EVEN IF YOU ARE UNABLE TO ATTEND. FOR A DISCUSSION OF HOW TO REVOKE A PREVIOUSLY GRANTED PROXY, SEE "REVOCABILITY OF PROXIES" ON PAGE 3 IN THE ATTACHED PROXY STATEMENT.

                                              By Order of the Board of Directors



                                              Jean M. Weathers
                                              Secretary

Paris, Illinois
________________, 2001

                            FIRST BANK & TRUST, S. B.
                            206 SOUTH CENTRAL AVENUE
                              PARIS, ILLINOIS 61944

                                 PROXY STATEMENT
                                     FOR THE
             SPECIAL MEETING OF MEMBERS OF FIRST BANK & TRUST, S. B.
                       TO BE HELD ON ______________, 2001

     THE BOARD OF DIRECTORS OF FIRST BANK AND THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE HAVE APPROVED THE PLAN OF CONVERSION, SUBJECT TO ITS APPROVAL BY THE MEMBERS OF FIRST BANK AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL BY THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE.

PURPOSE OF THE SPECIAL MEETING AND SUMMARY OF TRANSACTION

     This proxy statement, together with the attached prospectus of First BancTrust Corporation, constitutes the proxy statement for, and is being furnished to eligible members of, First Bank & Trust, S. B. in connection with the solicitation by the Board of Directors of proxies to be voted at the special meeting of members of First Bank to be held on __________________, at ______________________, ______________, ____________, Illinois _________, at
_______ a.m., Eastern Time, and at any postponement or adjournment of the special meeting. The special meeting is being held for the purpose of considering and voting upon the Plan of Conversion, and the transactions contemplated by and provided for in the Plan of Conversion.

     First Bank's Board of Directors unanimously adopted the Plan of Conversion, pursuant to which First Bank will be converted from an Illinois chartered mutual savings bank to an Illinois chartered stock savings bank, and will become a subsidiary of First BancTrust, a Delaware chartered corporation. It is currently intended that all of the capital stock of First Bank will be held by First BancTrust. The Plan of Conversion has been approved by the Illinois Office of Banks and Real Estate subject to, among other things, approval of the Plan of Conversion by First Bank's members at the special meeting.

     Following receipt of all required regulatory approvals, the approval of the members of First Bank entitled to vote on the Plan of Conversion, and the satisfaction of all other conditions precedent to the conversion, First Bank will complete the conversion. After completion of the conversion, First Bank, in its stock form, will continue to conduct its business and operations from the same offices with the same personnel as First Bank conducted prior to the conversion. The conversion will not affect the balances, interest rates or other terms of First Bank's loans or deposit accounts, and the deposit accounts will continue to be issued by the Federal Deposit Insurance Corporation to the same extent as they were prior to the conversion.

     Pursuant to the Plan of Conversion, the conversion will be effected as follows or in any other manner that is consistent with applicable federal and state law and regulations and the intent of the Plan of Conversion:

     o    First Bank will organize First BancTrust as a Delaware corporation;

     o First Bank will convert its charter to an Illinois stock savings bank charter;

     o First Bank will contribute its capital stock to First BancTrust, and First Bank will become a wholly owned subsidiary of First BancTrust; and

     o First BancTrust will sell shares of its common stock to certain depositors and others.

     First BancTrust expects to receive the approval of the Federal Reserve to become a bank holding company and to own all of the common stock of First Bank. First BancTrust intends to contribute 50% of the net proceeds of the proceeds from the sale of common stock of First BancTrust to First Bank. The conversion will be effected only upon completion of the sale of all of the shares of common stock to be issued pursuant to the Plan of Conversion.

     The Plan of Conversion grants nontransferable rights to subscribe for the shares of common stock in order of priority:

     o Eligible Account Holders who are depositors of First Bank with account balances of $50.00 or more as of the close of business on June 30, 1999;

     o    First BancTrust's employee stock ownership plan;

     o Supplemental Eligible Account Holders who are depositors of First Bank with account balances of $50.00 or more as of the close of business on December 31, 2000; and

     o Other members who are depositors of First Bank as of the close of business on __________, 2001.

     VOTING IN FAVOR OF OR AGAINST THE PLAN OF CONVERSION INCLUDES A VOTE FOR OR AGAINST THE ADOPTION OF THE NEW ILLINOIS STOCK CHARTER AND BYLAWS OF FIRST BANK.

     IF THE ABOVE PERSONS DO NOT SUBSCRIBE FOR ALL OF THE SHARES OFFERED, WE WILL OFFER THE REMAINING SHARES TO THE GENERAL PUBLIC, GIVING PREFERENCE TO PERSONS WHO RESIDE IN EDGAR AND CLARK COUNTIES, ILLINOIS.

     VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE YOU TO PURCHASE ANY COMMON STOCK.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF CONVERSION.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

     The Board of Directors has fixed __________ __, 2001 as the voting record date for the determination of members entitled to notice of and to vote at the special meeting and at any postponement or adjournment of the special meeting. All of First Bank's depositors are members of First Bank. The Plan of Conversion must be approved by the affirmative vote of at least a majority of the amount of votes entitled to be cast at the special meeting. The matter to adjourn the special meeting, if necessary, must be approved by the affirmative vote of a majority of the votes cast at the special meeting.

     Each depositor member as of the voting record date will be entitled at the special meeting to cast one vote per $100, or fraction thereof, of the aggregate withdrawal value of all of such member's deposit accounts in First Bank as of the voting record date. No member may cast more than 1,000 votes at such special meeting. In general, accounts held in different ownership capacities will be treated as separate accounts for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in their own name, each person would be entitled to 1,000 votes for the separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account. First Bank's records indicate that as of the voting record date, there were approximately ______ members entitled to cast a total of _________ votes at the special meeting.

     Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of IRA and Qualified Plan accounts established at First Bank, the beneficiary may direct the trustee's vote on the Plan of Conversion by returning a completed proxy card to First Bank. If no proxy card is returned, First Bank, as trustee, will not vote on the adoption of the Plan of Conversion on behalf of such beneficiary.

STOCK PURCHASE PRIORITIES

     Rights to subscribe for First BancTrust common stock have been granted on a priority basis in a subscription offering to certain members of First Bank and the employee stock ownership plan of First Bank. Voting members should be aware that only those voting members who are Eligible Account Holders as of June 30, 1999 will have first priority to purchase stock in the offering. In the event there is an oversubscription in the subscription offering, voting members who are not also Eligible Account Holders or Supplemental Eligible Account Holders may not have an opportunity to purchase stock in the offering.

PROXIES

     If you are a member of First Bank as of the voting record date you may vote at the special meeting or at any postponement or adjournment thereof in person or by proxy. Enclosed is a proxy card which you may use to vote on the Plan of Conversion. All properly executed proxies received by First Bank will be voted in accordance with the instructions indicated by the member giving such proxies. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION.

REVOCABILITY OF PROXIES

     You may revoke your proxy at any time before it is voted by filing written revocation of the proxy with the Secretary of First Bank, by submitting a duly executed proxy bearing a later date or by attending and voting in person at the special meeting or any postponement or adjournment of the special meeting. Your presence at the special meeting will not revoke a proxy unless a written revocation is filed with the Secretary of First Bank prior to the voting of such proxy. The proxies being solicited by the Board of Directors of First Bank are only for use at the special meeting and at any adjournment of the special meeting and will not be used for any other meeting.

SOLICITATION OF PROXIES AND TABULATION OF THE VOTE

     To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by our officers, directors or employees, by telephone or through other forms of communication and, if necessary, the special meeting may be adjourned to a later date. Such persons will be reimbursed by us for their reasonable out-of-pocket expenses incurred in connection with such solicitation. We have retained Trident Securities, Inc., to provide proxy solicitation and vote tabulation services, to act as inspector of election and to provide financial and marketing advisory services for the offerings, for an aggregate fee equal to 1.75% of the dollar value of all stock sold in the offerings, subject to certain limitations. See "The Conversion - Marketing Arrangements" in the Prospectus on page __. First Bank will bear all costs associated with proxy solicitation and vote tabulation.

REASONS FOR REORGANIZATION

     See "The Conversion - Purposes of Conversion" and "-Effects of Conversion" beginning on page __ in the Prospectus for a discussion of the basis upon which the Board of Directors determined to undertake the proposed conversion. As more fully discussed in those sections and in other sections of the Prospectus, the Board of Directors believes that the Plan of Conversion is in the best interest of First Bank, its members and the communities it serves.

STOCK-BASED BENEFITS TO MANAGEMENT

     See "Summary - Benefits to Management from the Offering," and "Management - New Stock Benefit Plans - Employee Stock Ownership Plan" in the Prospectus for a discussion of the interests of management in the conversion.

RISK FACTORS

     See "Risk Factors" beginning on page __ in the Prospectus for a discussion of certain factors that should be considered by prospective investors, including, among other factors, the potential for a low return on equity following the conversion, the uncertainty as to future growth opportunities, the dilutive effect of the issuance of additional shares of common stock, the potential effects of changes in interest rates and the current interest rate environment, risks related to consumer, agricultural, agricultural production, commercial and industrial loans, competition, First Bank's geographic concentration of loans, certain anti-takeover provisions, regulatory oversight, the absence of a market for the common stock, and a possible increase in the number of shares issued in the conversion.

     CERTAIN ANTI-TAKEOVER CONSIDERATIONS. Certain provisions in First BancTrust's certificate of incorporation and bylaws and Delaware law and regulations as well as the anticipated stock ownership levels of First Bank's management will provide certain additional anti-takeover provisions. See "Risk Factors - Our Stock Value May Suffer from Our Ability to Impede Potential Takeovers" in the Prospectus.

     Upon completion of the conversion, First BancTrust's Board of Directors will be elected by its stockholders. First BancTrust's Bylaws includes certain advance notice and other requirements which a stockholder must comply with in order to make nominations for directors or to make stockholder proposals for matters to be considered at meetings of stockholders.

ADDITIONAL INFORMATION

     A copy of the Plan of Conversion, the proposed Illinois stock charter and bylaws of First Bank and the proposed Delaware stock certificate of incorporation and bylaws of First BancTrust are available without charge from First Bank. Requests for copies of any such documents should be directed to:
Jean M. Weathers, Corporate Secretary, First Bank & Trust, S. B., 206 South Central Avenue, Paris, Illinois 61944.

     THE ATTACHED PROSPECTUS IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT FIRST BANK, FIRST BANCTRUST, THE CONVERSION, INCLUDING, THE RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS TO SUBSCRIBE FOR SHARES OF FIRST BANCTRUST COMMON STOCK. MEMBERS AS OF THE VOTING RECORD DATE ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES.